SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 10, 2003

VSOURCE, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-30326	77-0557617
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7855 Ivanhoe Avenue, Suite 200, La Jolla, California 92307-4508
(Address of principal executive offices)

Registrant's telephone number, including area code: (858) 551-2920

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Item 5.       Other Events

            On December 11, 2003, Vsource, Inc. ("Vsource") entered into an agreement (the "Sale and Purchase Agreement") with Symphony House Berhad ("Symphony House"). Pursuant to the terms and conditions of the Sale and Purchase Agreement, Vsource will sell 30.34% of the issued and outstanding share capital of its wholly-owned subsidiary Vsource (Malaysia) Sdn Bhd ("Vsource Malaysia") to Symphony House for consideration of Malaysian Ringgit 27.9 million (approximately US$7.3 million). In addition, Vsource has committed to sell up to an additional 8.98% of the issued and outstanding share capital of Vsource Malaysia to additional investors to be procured by Symphony House for consideration of Malaysian Ringgit 8.2 million (approximately US$2.2 million). Following the completion of such transactions, Vsource will hold approximately 60.7% of Vsource Malaysia.

            The parties intend to complete the sale by January 31, 2004. Following completion, the board of directors of Vsource Malaysia will be reduced to three seats, with Vsource having the right to nominate directors for two of the seats and Symphony House having the right to nominate a director for one seat.

            Completion of the transaction is subject to a number of closing conditions, including (i) the transfer by Vsource to Vsource Malaysia of 100% of the issued and outstanding shares of Vsource's wholly owned subsidiaries Vsource (Japan) Limited and Vsource Taiwan Limited Company, (ii) approval by the shareholders of Symphony House, (iii) approval by stockholders of Vsource that are party to the Stockholders Agreement dated October 25, 2002 between Vsource and the stockholders party thereto, (iv) applicable regulatory approvals in Malaysia, Taiwan and Japan, (v) satisfactory completion of due diligence by Symphony House, and (vi) satisfaction of customary closing conditions.

            Subject to market conditions, Vsource and Symphony House intend to list Vsource Malaysia on Malaysia's MESDAQ Market in 2004.

            A copy of the Sale and Purchase Agreement is attached as Exhibit 2.1. The foregoing description of certain terms of the Sale and Purchase Agreement and the transactions contemplated therein is not complete and is qualified in its entirety by reference to the Sale and Purchase Agreement.

Item 7.       Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Sale and Purchase Agreement between Vsource, Inc. and Symphony House Berhad, dated December 11, 2003
99.1	Press release of Vsource, Inc. dated December 11, 2003
99.2	Press release of Vsource, Inc. dated December 10, 2003

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Item 9.       Regulation FD Disclosure

            On December 11, 2003, Vsource, Inc. issued a press release concerning the transaction described in Item 5 above. A copy of the press release is attached hereto as Exhibit 99.1.

            On December 10, 2003, Vsource, Inc. issued a press release announcing its financial results for its fiscal quarter ended October 31, 2003 and announcing the resignation of one of its Directors, Bruno Seghin, and the election of Luc Villette by the Board of Directors to replace the seat vacated by Mr. Seghin. The press release is attached as Exhibit 99.2 and is being filed pursuant to Items 9 and 12.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VSOURCE, INC. (Registrant)
Date: December 12, 2003	By:	/s/ Dennis M. Smith Dennis M. Smith Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Sale and Purchase Agreement between Vsource, Inc. and Symphony House Berhad, dated December 11, 2003
99.1	Press release of Vsource, Inc. dated December 11, 2003
99.2	Press release of Vsource, Inc. dated December 10, 2003